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                                                                 EXHIBIT 10.86

                    AMENDMENT NO. 3 TO STANDBY TERM LOAN NOTE

         Reference is made to that $30,000,000.00 Standby Term Loan Note of STAR TELECOMMUNICATIONS, INC., a Delaware corporation with its chief executive offices located at 223 East De La Guerra, Santa Barbara, California, 93101 (together with its successors and assigns, the "Maker"), dated June 30, 2000 (as the same may be amended, modified or supplemented from time to time, including any extensions, refinancings, refundings or renewals thereof in whole or in part, collectively, the "Term Note"), payable to MCI WORLDCOM NET SERVICES, INC. a Delaware corporation with offices located at 6929 N. Lakewood Avenue, Mail Drop 5.2-510, Tulsa, Oklahoma 74117 (the "Holder").

         Notwithstanding anything contained in the Term Note to the contrary, from and after the date hereof, unless sooner accelerated, the Term Note shall mature on or before the earlier to occur of (such date being referred to herein as the "Maturity Date"): (a) termination of the Agreement and Plan of Merger dated February 11, 2000, by and between the Maker, STI Merger Co. and World Access, Inc. (the "Merger Agreement"); (b) consummation of the merger transaction contemplated by the Merger Agreement; or (c) December 15, 2000, without notice or presentment.

         Notwithstanding any provision in the Term Note or the Workout Agreement to the contrary, Maker shall be deemed to have made and Holder shall be deemed to have received an Advance on each of:

         (a) June 30, 2000, in the amount of the unpaid obligations (as of such date) of Maker to Holder for invoices dated on or before July 1, 2000 for traffic and other charges incurred on or before June 30, 2000; and

         (b) July 31, 2000, in the amount of the unpaid obligations (as of such date) of Maker to Holder for invoices dated on or before August 1, 2000 for traffic and other charges incurred on or before July 31, 2000; and

         (c) August 31, 2000, in the amount of the unpaid obligations (as of such date) of Maker to Holder for invoices dated on or before September 1, 2000 for traffic and other charges incurred on or before August 31, 2000; and

         (d) September 1, 2000, in an amount equal to $30,000,000, less the aggregate Advances described in sub-paragraphs (a), (b) and (c), above.

         Maker and Holder agree that other than as described above, no other Advances have been made under the Term Note and that nothing shall be considered or construed to be an agreement by Holder to extend the Maturity Date or to make any other Advances to Maker on the Maturity Date.

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         When attached to the Term Note, this Amendment No. 3 shall become a part of the Term Note, and the terms and provisions of the Term Note as modified by this Amendment No. 3 shall remain in full force and effect.


Dated as of: October 27, 2000

ATTEST:                                STAR TELECOMMUNICATIONS,
                                       INC.

By:                                    By:
   -------------------------------        -------------------------------

Name:                                  Name:
     -----------------------------          -----------------------------

Title:                                 Title:
      ----------------------------           ----------------------------


                                       Agreed to and Accepted By:

                                       MCI WORLDCOM NET WORK
                                       SERVICES, INC.

                                       By:
                                          -------------------------------

                                       Name:
                                            -----------------------------

                                       Title:
                                             ----------------------------











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